Metris Receivables, Inc.                           Metris Master Trust                                         Monthly Report
Certificateholder's Statement                         Series 1996-1                                                  Jan-1999
Section 5.2
                                                                           Class A             Class B              Class C
 (i)  Certificate Amount                                               518,000,000.00       87,500,000.00       50,000,000.00
(ii)  Certificate Principal Distributed                                 34,533,333.33                0.00                0.00
               Principal Per 1000                                         66.66666667          0.00000000          0.00000000
(iii) Certificate Interest Distributed                                   1,856,166.67          495,833.33          257,010.42
               Interest Per 1000                                           5.37500001          5.66666663          5.14020833
(iv) Principal Collections                                              25,082,366.79        4,236,886.28        2,421,077.88
(v)  Finance Charge Collections                                          7,737,223.70        1,847,248.49        1,055,570.56
       Recoveries                                                          103,324.30           26,180.14           14,960.08
       Interest Earned on Accounts                                               0.00                0.00                0.00
         Total Finance Charge Collections                                7,840,548.00        1,873,428.63        1,070,530.64
                       Total Collections                                32,922,914.79        6,110,314.91        3,491,608.52
(vi) Aggregate Amount of Principal Receivables                                     --                  --                  --
       Invested Amount (End of Mth)                                    345,333,333.33       87,500,000.00       50,000,000.00
       Floating Allocation Percentage                                       8.8173095%          2.2341156%          1.2766375%
       Invested Amount (Beg. of Mth)                                   379,866,666.67       87,500,000.00       50,000,000.00
       Average Daily Invested Amount                                               --                  --                  --
(vii)  Receivable Delinquencies (As a % of Total Receivables)                      --                  --                  --
       Current                                                                     --                  --                  --
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                  --                  --                  --
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent)                 --                  --                  --
       90 Days and Over (60+ Days Contractually Delinquent)                        --                  --                  --
                       Total Receivables                                           --                  --                  --
(viii) Aggregate Investor Default Amount                                           --                  --                  --
         As a % of Average Daily Invested Amount                                   --                  --                  --
             (Annualized based on 365 days/year)                                   --                  --                  --
(ix)  Charge-Offs                                                                0.00                0.00                0.00
 (x)  Servicing Fee                                                                --                  --                  --
(xi)  Pool Factor                                                           0.6000000           1.0000000           1.0000000
(xii) Unreimbursed Reallocated Principal Collections                               --                0.00                0.00
(xiii) Excess Funding Account Balance                                              --                  --                  --
         Prefunding Account Balance                                                --                  --                  --
(xiv) Class C Reserve Amount                                                       --                  --                  --
         Class C Reserve Account Balance                                           --                  --                  --
         Class C Trigger Event Occurrence                                          --                  --                  --
Average Net Portfolio Yield                                                        --                  --                  --
Minimum Base Rate                                                                  --                  --                  --




                                                                          Class D                Total
 (i)  Certificate Amount                                                44,500,000.00      700,000,000.00
(ii)  Certificate Principal Distributed                                            --       34,533,333.33
               Principal Per 1000                                                  --                  --
(iii) Certificate Interest Distributed                                             --        2,609,010.42
               Interest Per 1000                                                   --                  --
(iv) Principal Collections                                               2,154,586.49       33,894,917.44
(v)  Finance Charge Collections                                            939,379.56       11,579,422.29
       Recoveries                                                           13,314.47          157,779.01
       Interest Earned on Accounts                                               0.00                0.00
         Total Finance Charge Collections                                  952,694.03       11,737,201.30
                       Total Collections                                 3,107,280.52       45,632,118.74
(vi) Aggregate Amount of Principal Receivables                                     --    3,916,538,628.10
       Invested Amount (End of Mth)                                     44,500,000.00      527,333,333.33
       Floating Allocation Percentage                                       1.1362074%         13.4642699%
       Invested Amount (Beg. of Mth)                                    44,500,000.00      561,866,666.67
       Average Daily Invested Amount                                               --      548,495,813.82
(vii)  Receivable Delinquencies (As a % of Total Receivables)                      --                  --
       Current                                                                  83.40%   3,428,934,292.78
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                8.23%     338,180,860.58
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent)               2.72%     112,015,104.14
       90 Days and Over (60+ Days Contractually Delinquent)                      5.65%     232,163,929.28
                       Total Receivables                                       100.00%   4,111,294,186.78
(viii) Aggregate Investor Default Amount                                           --        4,849,866.60
         As a % of Average Daily Invested Amount                                   --                  --
             (Annualized based on 365 days/year)                                   --               10.41%
(ix)  Charge-Offs                                                                0.00                0.00
 (x)  Servicing Fee                                                                --          931,696.80
(xi)  Pool Factor                                                                  --                  --
(xii) Unreimbursed Reallocated Principal Collections                             0.00                0.00
(xiii) Excess Funding Account Balance                                              --                0.00
         Prefunding Account Balance                                                --                0.00
(xiv) Class C Reserve Amount                                                       --       17,500,000.00
         Class C Reserve Account Balance                                           --       27,601,852.76
         Class C Trigger Event Occurrence                                          --                 Yes
Average Net Portfolio Yield                                                        --             14.7846%
Minimum Base Rate                                                                  --              8.4262%
